Exhibit 99.1

PAVmed Subsidiary Lucid Diagnostics Partners with University of Pennsylvania to Evaluate EsoCheck™ in Eosinophilic Esophagitis (EoE) Patients

Study to assess EsoCheck as a less invasive, more efficient, and cost-effective alternative to endoscopic biopsies for rapidly emerging allergy-mediated condition which currently requires multiple and frequent invasive endoscopies

NEW YORK, March 2, 2020 (GLOBE NEWSWIRE) -- PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced that its majority owned subsidiary, Lucid Diagnostics Inc. (“Lucid”), has entered into a clinical trial research agreement with the University of Pennsylvania (“Penn”) for a clinical trial designed to evaluate whether Lucid’s EsoCheck™ Esophageal Cell Collection Device with Collect+Protect™ Technology (“EsoCheck”) provides a less invasive, more efficient, and cost-effective alternative to endoscopic biopsies in the management of patients with Eosinophilic Esophagitis.

Eosinophilic esophagitis (EoE) is a rapidly emerging allergy-mediated inflammatory condition of the esophagus similar to and often associated with inflammatory bowel disease (IBD). Although underappreciated by the medical community and frequently confused with gastroesophageal reflux disease (GERD), EoE has a prevalence comparable to IBD and exacts a significant burden on patients. It can lead to swallowing difficulties, esophageal scarring, food impaction and pain. Current treatment includes oral steroids and an elimination diet. Since inflammation can persist despite resolution of symptoms, treatment courses can be very difficult and costly for patients, requiring multiple and frequent invasive endoscopies with biopsies. To date efforts to replace endoscopy with a non-invasive diagnostic device have proven unsuccessful.

EsoCheck is an FDA 510(k)-cleared non-invasive device designed to sample cells from a targeted region of the esophagus in a five-minute office-based procedure, without the need for endoscopy. (EsoCheck animation). Although EsoCheck was originally designed to facilitate the diagnosis of Barrett’s Esophagus in conjunction with Lucid’s EsoGuard™ Esophageal DNA Test, it can also be used to sample esophageal cells to assist in the diagnosis and management of any esophageal condition including EoE.

The Lucid-Penn agreement covers a research program entitled “Pilot Study of EsoCheck Compared to Biopsies and Brush Cytology During Endoscopy for Evaluation of Eosinophilic Esophagitis” (the “Study”) led by principal investigator Gary W. Falk, M.D., M.S., AGAF. Dr. Falk is a professor of Gastroenterology, the clinical co-director of the Joint Center for Digestive, Liver and Pancreatic Medicine at the Perelman School of Medicine at the University of Pennsylvania, and the co-director of the Penn Medicine Esophageal and Swallowing Center at the Hospital of the University of Pennsylvania. He is also a Director of the International Society for Diseases of the Esophagus and Past President of the American Society of Gastrointestinal Endoscopy (ASGE).

“We are excited to partner with Dr. Falk and his team at the University of Pennsylvania to explore yet another application for our versatile EsoCheck Cell Collection Device, the only esophageal cell collection device capable of performing targeted and protected sampling of esophageal cells” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “Dr. Falk is one of the world’s leading experts on EoE and we hope this research partnership will yield results that can dramatically improve the care of long-suffering EoE patients.”

The trial is a prospective cross-sectional pilot feasibility study of ten patients with suspected or established EoE scheduled for a clinically indicated upper endoscopy. The patients will undergo esophageal sampling using EsoCheck followed by endoscopy, including brushings and biopsies. The primary endpoint of the trial is the sensitivity and specificity of EsoCheck versus endoscopic biopsy in the assessment of EoE.

“There is a major unmet need for the development of non-invasive tools as an alternative to standard endoscopy in the management of EoE. I am excited to partner with Lucid on this important investigator initiated clinical trial,” said Dr. Falk. “I approached Lucid to collaborate on this project because EsoCheck is a novel new device capable of collecting esophageal cells without dilution and contamination. EoE is an important condition which can result in significant complications and impairment in quality of life that merits active treatment with close monitoring. Our EoE patients very much need an alternative to multiple and frequent endoscopies to monitor and tailor their treatment program. I look forward to evaluating the data derived from the trial and evaluating the potential of using EsoCheck as part of a non-invasive EoE monitoring program.”

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct commercial stage medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation while seeking to further expand its pipeline through relationships with its network of clinician innovators at leading academic centers. PAVmed’s diversified product pipeline addresses unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four operating divisions include GI Health (EsoGuard™ Esophageal DNA Test, EsoCheck™ Esophageal Cell Collection Device, and EsoCure™ Esophageal Ablation Device with Caldus™ Technology), Minimally Invasive Interventions (CarpX™ Minimally Invasive Device for Carpal Tunnel Syndrome), Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Highly Accurate Disposable Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, NextCath™ self-anchoring catheters, pediatric ear tubes and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com